Exhibit 10.1

EXECUTION COPY

SERIES A PREFERRED UNIT

PURCHASE AGREEMENT

between

CYPRESS ENERGY PARTNERS, L.P.

and

STEPHENSON EQUITY, CO. NO. 3

May 29, 2018

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- ii -

SERIES A PREFERRED UNIT PURCHASE AGREEMENT

THIS SERIES A PREFERRED UNIT PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of May 29, 2018 (the “Initial Closing Date”) between CYPRESS ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), and STEPHENSON EQUITY, CO. NO. 3, a Texas general partnership (the “Purchaser”). The Partnership and the Purchaser are each a “Party” and collectively, the “Parties”.

The Partnership and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS; INTERPRETATION

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, any entity, fund or account controlled, managed, advised or subadvised, directly or indirectly, by the Purchaser or its Affiliates, shall be considered an Affiliate of the Purchaser.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Base Purchase Price” is defined in Section 2.01(a).

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Oklahoma are authorized or required by Law or other governmental action to close.

“CELP Financial Statements” means the audited and unaudited financial statements of the Partnership and its Subsidiaries, including any notes thereto or schedules therein.

“CELP SEC Documents” means the Partnership’s forms, registration statements, reports, schedules and statements filed by it under the Exchange Act or the Securities Act, as applicable.

“Closings” is defined in Section 2.01(b).

“Closing Dates” is defined in Section 2.02(b).

“Code” is defined in Section 3.10.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means common units representing limited partner interests in the Partnership.

“Consent” is defined in Section 3.09.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Units” means the Common Units issuable upon conversion of the Purchased Units or the PIK Units.

“Credit Agreement” means the Credit Agreement, dated as of December 24, 2013 among the Partnership, as borrower, certain of the Partnership’s Affiliates as co-borrowers and guarantors, Deutsche Bank AG, New York Branch, as a lender, swing line lender and collateral agent, the other lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as the administrative agent, as it has been amended.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as of the applicable Closing Date; provided that for the financial statements of the Partnership prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“General Partner” means Cypress Energy Partners GP, LLC, a Delaware limited liability company and the Partnership’s sole general partner.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership Parties or any of their respective Properties.

“Indemnified Party” is defined in Section 6.03(b).

“Indemnifying Party” is defined in Section 6.03(b).

“Initial Closing” is defined in Section 2.02(a).

“Initial Closing Date” is defined in the introductory paragraph of the Agreement.

“Initial Units” is defined in Section 2.01(a).

“Knowledge” means, with respect to the Partnership or the Partnership Parties, the actual knowledge, without due inquiry, of the executive officers of the General Partner.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, security interest, security agreement, conditional sale, trust receipt, charge or claim or a lease, consignment or bailment, preference or priority, assessment, deed of trust, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has had a material adverse effect on (a) the condition (financial or otherwise), business, prospects, Properties, assets or results of operations of the Partnership Parties, taken as a whole or (b) the ability of any of the Partnership Parties, as applicable, to perform its obligations under the Transaction Documents; provided, however, that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the Partnership Parties operates, except to the extent that Partnership Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency, acts of war (whether or not declared) or the occurrence of any other calamity or crisis, including acts of terrorism, or (iii) any change in accounting requirements or principles imposed upon the Partnership Parties or their respective businesses or any change in applicable Law, or the interpretation thereof.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“NYSE” means the New York Stock Exchange.

“Option” is defined in Section 2.01(b).

“Option Closing” is defined in Section 2.01(b).

“Option Closing Date” is defined in Section 2.02(b).

“Option Purchase Price” is defined in Section 2.01(b).

“Option Purchase Price Per Unit” is defined in Section 2.01(b).

“Option Units” is defined in Section 2.01(b).

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Partnership” is defined in the introductory paragraph of this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 21, 2014, as amended from time to time in accordance with its terms (including, as the context requires, by the Partnership Agreement Amendment).

“Partnership Agreement Amendment” is defined in Section 2.03(a)(i).

“Partnership Parties” means, collectively, the General Partner, the Partnership, and the Partnership’s Subsidiaries.

“Partnership Related Parties” is defined in Section 6.02.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“PIK Units” means any additional Series A Preferred Units issued by the Partnership to the Purchaser as in-kind distributions pursuant to the Partnership Agreement Amendment.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchased Units” is defined in Section 2.01(b).

“Purchaser” is defined in the introductory paragraph of this Agreement.

“Purchaser Related Parties” is defined in Section 6.01.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Units” means the Partnership’s Series A Preferred Units, including PIK Units.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Third-Party Claim” is defined in Section 6.03(b).

“Trading Day” means a day on which the principal National Securities Exchange on which the Common Units are listed or admitted for trading is open for the transaction of business or, if such Common Units are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.

“Transaction Documents” means, collectively, this Agreement, the Partnership Agreement Amendment and any and all other agreements or instruments executed and delivered to the Purchaser by the Partnership or the General Partner hereunder or thereunder, as applicable.

“VWAP” per Common Unit on any Trading Day means the volume-weighted average trading price of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading on such Trading Day for the VWAP calculation period.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Partnership and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II.

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase; Sale Option.

(a) Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Initial Closing, the Purchaser agrees to purchase from the Partnership, and the Partnership agrees to issue and sell to the Purchaser, 5,769,231 Series A Preferred Units (the “Initial Units”) for a cash purchase price of $43,500,000 (the “Base Purchase Price”).

(b) Sale Option. Subject to the terms and conditions of this Agreement, the General Partner may exercise an option (the “Option”) to issue and sell on behalf of the Partnership, at any time during the six months following the Initial Closing, at a second closing pursuant to Section 2.02(b) below (the “Option Closing,” together with the Initial Closing, the “Closings”), and the Purchaser agrees to purchase from the Partnership, the number of Series A Preferred Units described immediately below (the “Option Units,” together with the Initial Units, the “Purchased Units”) for an aggregate cash purchase price of up to $6,500,000 (the actual aggregate dollar amount of the Option exercised by the General Partner and paid by the Purchaser, the “Option Purchase Price’). The price per Option Unit (the “Option Purchase Price Per Unit”) shall equal 115% of the VWAP of the Common Units for the 7-Trading Day period ending on the Trading Date immediately prior to the Option Closing Date. The number of Option Units purchased by the Purchaser under this Section 2.01(b) shall equal the Option Purchase Price divided by the Option Purchase Price Per Unit.

Section 2.02 Closings.

(a) Initial Closing. The consummation of the purchase and sale of the Initial Units hereunder (the “Initial Closing”) shall take place on the Initial Closing Date simultaneously with the execution of this Agreement at the Partnership’s offices. The Parties agree that the Initial Closing may occur via delivery of facsimiles or e-mailed PDF scans of this Agreement and the other closing deliveries contemplated hereby. Unless otherwise provided in this Agreement, all proceedings to be taken and all documents to be executed and delivered by the Parties at the Initial Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.

(b) Option Closing. If the General Partner exercises the Option, the consummation of the purchase and sale of the Option Units hereunder shall take place within 10 Business Days of such exercise, or such other date as may be agreed, at the Partnership’s offices (the “Option Closing Date,” together with the Initial Closing Date, the “Closing Dates”). The Parties agree that the Option Closing may occur via delivery of facsimiles or e-mailed PDF scans of this Agreement and the other closing deliveries contemplated hereby. Unless otherwise provided in this Agreement, all proceedings to be taken and all documents to be executed and delivered by the Parties at the Option Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.

Section 2.03 Deliveries at the Closings.

(a) Deliveries of the Partnership. At each Closing, as applicable, the Partnership shall deliver, or cause to be delivered, to the Purchaser:

(i) in the case of the Initial Closing only, a fully executed copy of the First Amendment to First Amended and Restated Partnership Agreement of Cypress Energy Partners, L.P., of even date herewith, creating the Series A Preferred Units and setting forth the rights and obligations of the holders of Series A Preferred Units, in form and content acceptable to the Purchaser and the Partnership (the “Partnership Agreement Amendment”);

(ii) in the case of the Initial Closing only, a fully executed “Supplemental Listing Application” as filed for listing of the Conversion Units with the NYSE;

(iii) reasonable evidence of the adoption of (A) resolutions of the Conflicts Committee of the Board of Directors of the General Partner approving the terms of the Transaction Documents and recommending that the Board of Directors of the General Partner approve them and (B) resolutions of the Board of Directors of the General Partner authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the terms and issuance of the Series A Preferred Units, PIK Units and Conversion Units, as applicable;

(iv) a certificate of an authorized officer of the General Partner, on behalf of the Partnership, dated the applicable Closing Date, certifying as to the issuance of the Initial Units or Option Units, as applicable, credited to book-entry accounts maintained by the Partnership, bearing a restrictive notation meeting the requirements of this Agreement and the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under this Agreement, the Partnership Agreement or the Delaware LP Act and applicable federal and state securities Laws and those created by the Purchaser;

(v) a receipt executed by the Partnership and delivered to the Purchaser certifying as to the amount that it has received from the Purchaser;

(vi) in the case of the Option Closing only, a certificate of an authorized officer of the General Partner, on behalf of the Partnership, dated the Option Closing Date, certifying that (A) the representations and warranties of the Partnership contained in this Agreement are true on the Option Closing Date, except as provided otherwise in this Agreement, and (B) the Partnership has performed all of its covenants, obligations and agreements under this Agreement.

(vii) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

(b) Deliveries of the Purchaser. At each Closing, as applicable, the Purchaser shall deliver or cause to be delivered to the Partnership:

(i) payment of the Base Purchase Price or Option Purchase Price, as applicable, by wire transfer of immediately available funds to an account designated in advance of the applicable Closing Date by the Partnership;

(ii) in the case of the Option Closing only, a certificate of an authorized officer of the Purchaser, dated the Option Closing Date, certifying that (A) the representations and warranties of the Purchaser contained in this Agreement are true on the Option Closing Date, except where provided otherwise in this Agreement, and (B) the Purchaser has performed all of its covenants, obligations and agreements of this Agreement.

(iii) such other documents relating to the transactions contemplated by this Agreement as the Partnership or its counsel may reasonably request.

ARTICLE III.

THE PARTNERSHIP’S REPRESENTATIONS AND WARRANTIES

As of each Closing Date, the Partnership represents and warrants to and covenants with the Purchaser as follows:

Section 3.01 Existence.

(a) Each of the Partnership Parties has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the Laws of its jurisdiction of incorporation or formation, with full corporate, limited partnership or limited liability company power and authority to own, lease and operate its Properties and to conduct its business as described in the CELP SEC Documents and (i) to execute and deliver this Agreement and the other Transaction Documents to which such Partnership Party is a party and consummate the transactions contemplated hereby and thereby, (ii) in the case of the Partnership, to issue, sell and deliver the Purchased Units, and (iii) in the case of the General Partner, to act as the general partner of the Partnership.

(b) Each of the Partnership Parties is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the ownership or lease of its Properties or the conduct of its business requires such qualification, except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, constitute a Material Adverse Effect.

(c) The Organizational Documents of each of the Partnership Parties (including the Partnership Agreement Amendment) have been duly authorized, executed and delivered by any Partnership Party a party thereto and are valid and legally binding agreements of the applicable Partnership Party, enforceable against such Partnership Party thereto in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.02 Capitalization and Valid Issuance of Units.

(a) As of May 25, 2018, before giving effect to the issuance and sale of the Purchased Units, the issued and outstanding limited partner interests of the Partnership consist of 11,933,237 Common Units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). As of the Initial Closing Date, there are no limited partner interests of the Partnership that are senior to or pari passu with, in right of distribution, to the Series A Preferred Units.

(b) The General Partner is the sole general partner of the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement, applicable state and federal securities Laws or the Delaware LP Act.

(c) The Purchased Units and the limited partner interests represented thereby have been duly authorized by the Partnership under the Partnership Agreement and the Delaware LP Act and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities Laws, (ii) with respect to the Purchaser’s Purchased Units and the limited partner interests represented thereby, Liens as are created by the Purchaser and (iii) Liens as arise under the Partnership Agreement or the Delaware LP Act.

(d) Except as specifically set forth in the Partnership Agreement, there are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Units or any other securities of the Partnership; and, except (i) for the Purchased Units to be issued pursuant to this Agreement, (ii) for awards issued pursuant to the Partnership’s long-term incentive plans or (iii) as disclosed in the CELP SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

(e) Upon issuance in accordance with this Agreement and the Partnership Agreement, the PIK Units and the Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities Laws, (ii) with respect to the Purchaser’s PIK Units and Conversion Units, Liens created by the Purchaser after the Closing and (iii) Liens as arise under the Partnership Agreement or the Delaware LP Act after each Closing, as applicable.

Section 3.03 Ownership of Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Partnership (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Subsidiary), and are fully paid (in the case of an interest in a corporation, limited partnership or limited liability company, to the extent required under the Organizational Documents of such Subsidiary) and nonassessable (except as such nonassessability may be affected by the applicable Law of such Subsidiary’s jurisdiction of formation), and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens, except (i) restrictions on transferability in the Organizational Documents of such Subsidiary, applicable state and federal securities Laws or as described in the CELP SEC Documents or (ii) Liens created or arising under the Credit Agreement.

Section 3.04 CELP SEC Documents. The Partnership has filed all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act with the Commission on a timely basis. The CELP SEC Documents, including any CELP Financial Statements, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent CELP SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the CELP Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the Commission with respect to interim financial statements), and (e) in the case of the CELP Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 3.05 No Material Adverse Effect. Since December 31, 2017, except as described in the CELP SEC Documents, there has not been any Material Adverse Effect.

Section 3.06 No Registration Required. Assuming the accuracy of the Purchaser’s representations and warranties in Section 4.05, the issuances and sales of the Purchased Units to the Purchaser pursuant to this Agreement are exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s Knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.07 Litigation. Except as described in the CELP SEC Documents, there are no actions, suits, claims, investigations, orders, injunctions or proceedings pending or, to the Knowledge of the Partnership Parties, threatened or contemplated, to which any Partnership Party or any of their respective directors or officers is or would be a party or to which any of their respective Properties is or would be subject at law or in equity, before or by any Governmental Authority, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), which would, individually or in the aggregate, if resolved adversely to any Partnership Party, constitute a Material Adverse Effect, or which challenge the validity of any of the Transaction Documents or the right of either of the Partnership or the General Partner to enter into any of the Transaction Documents or to consummate the transactions contemplated thereby.

Section 3.08 Authority; Enforceability. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All corporate, limited partnership and limited liability company action, as applicable, required to be taken by the Partnership Parties or any of their partners or members for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby has been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchaser. Each of the Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closings, will be, validly executed and delivered by the applicable Partnership Party and, to the Knowledge of the Partnership Parties, the other parties thereto. Each of the Transaction Documents constitutes, or will constitute, the legal, valid and binding obligations of the applicable Partnership Party and, to the Knowledge of the Partnership Parties, each of the parties thereto, in each case enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.09 Approvals. No approval, authorization, consent, waiver, license, qualification, written exemption from, or order of or filing with any Governmental Authority, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of any of the Partnership Parties (each, a “Consent”), is required in connection with the issuance and sale of the Purchased Units by the Partnership, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Partnership Parties party hereto or thereto and the consummation by the Partnership Parties of the transactions contemplated hereby or thereby, other than Consents (a) required under the state securities or “Blue Sky” Laws, (b) that have been obtained, and (c) Consents, the absence or omission of which would not, individually or in the aggregate, constitute a Material Adverse Effect.

Section 3.10 MLP Status. For each taxable year since the Partnership has been publicly traded within the meaning of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership has met the gross income requirements of Section 7704(c)(2) of the Code and has otherwise satisfied the requirements for treatment as a partnership for U.S. federal income tax purposes. The Partnership expects to meet these requirements for its current taxable year and following the consummation of the transactions contemplated by the Transaction Documents.

Section 3.11 Investment Company Status. None of the Partnership Parties is, and immediately after the sale of the Purchased Units hereunder, as applicable, and the application of the net proceeds from such sales none of the Partnership Parties will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

Section 3.12 Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Partnership Parties. The Partnership agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership Parties or alleged to have been incurred by the Partnership Parties in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.13 Insurance. The Partnership Parties maintain insurance covering the Properties, operations, personnel and businesses of the Partnership Parties as such Partnership Parties reasonably deem adequate; such insurance insures against losses and risks to an extent which is reasonably adequate, in accordance with customary industry practice, to protect the Partnership Parties and their respective businesses in a commercially reasonable manner; all such insurance is fully in force on each Closing Date; and the Partnership Parties have no reason to believe that they will not be able to renew such insurance as and when such insurance expires, except for such insurance for which the failure to be outstanding and duly in force would not constitute a Material Adverse Effect; and no Partnership Party has received notice from any insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

Section 3.14 Internal Controls. The Partnership Parties, taken as a whole, maintain a system of internal accounting controls that comply with the requirements of the Exchange Act sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.15 Form S-3 Eligibility. The Partnership is eligible to register the Series A Preferred Units and the Conversion Units for resale by the Purchaser under Form S-3 promulgated under the Securities Act.

Section 3.16 No Violations; Compliance with Laws. The execution, delivery and performance by the Partnership Parties of the Transaction Documents to which each is a party and compliance by the Partnership Parties with the terms and provisions thereof, and the consummation of the transactions contemplated hereby and thereby (including the issuance, sale and delivery by the Partnership of the Purchased Units to the Purchaser and the execution and delivery of the Partnership Agreement Amendment), do not and will not (a) violate any provision of any Law having applicability to the Partnership or any of its Subsidiaries or any of their respective Properties, (b) assuming the accuracy of the representations and warranties of the Purchaser contained herein and its compliance with the covenants contained herein, violate any provision of any federal or state securities Law (c) result in a violation or breach of any provision of the Partnership Agreement, or any organizational documents of any of the Partnership’s Subsidiaries, (d) require any consent, approval or notice (other than those previously obtained or given) under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of their respective Properties may be bound, or (e) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Partnership or any of its Subsidiaries, except in the case of clauses (a), (b) and (d) where any such violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration with respect to the foregoing provisions of this Section 3.16 would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

ARTICLE IV.

THE PURCHASER’S REPRESENTATIONS AND WARRANTIES

As of each Closing Date, the Purchaser represents and warrants and covenants to the Partnership as follows:

Section 4.01 Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its state of formation, with all necessary power and authority to own Properties and to conduct its business as currently conducted.

Section 4.02 Authorization; Enforceability. The Purchaser has all necessary partnership power and authority to enter into, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of such Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal partnership action on the part of the Purchaser, and no further consent or authorization by any other Person is required for the execution, delivery and performance of such Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby. Each of the Transaction Documents to which the Purchaser is a party has been, or will be at each Closing, duly executed and delivered by the Purchaser, where applicable, and constitutes, or will constitute at each Closing, a legal, valid and binding obligation of the Purchaser, except as enforceability is limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03 No Breach. The execution, delivery and performance of the Transaction Documents to which the Purchaser is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of the Purchaser, or (c) violate any Law of any Governmental Authority or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c), for conflicts, breaches, violations or defaults as would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents or consummate the transactions contemplated thereby.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement except for fees or commissions for which no Partnership Party shall be responsible. The Purchaser agrees that it will indemnify and hold harmless the Partnership Parties from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by or on behalf of the Purchaser or alleged to have been incurred by or on behalf of the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.05 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Units, the PIK Units and the Conversion Units, as applicable. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Units and the Conversion Units, as applicable.

(b) Information. The Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Partnership that have been requested and materials relating to the offer and sale of, and investment in, the Purchased Units and Conversion Units, as applicable, that have been requested by the Purchaser. The Purchaser and its Representatives have been afforded the opportunity to ask questions of the Partnership and its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser and its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on the Partnership’s representations and warranties in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. The Purchaser understands that its purchase of the Purchased Units involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units.

(c) Legends. The Purchaser understands that, until such time as the Purchased Units, the PIK Units and the Conversion Units, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Units, the PIK Units and the Conversion Units, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units, the PIK Units and the Conversion Units, as applicable, will bear a restrictive legend as provided in the Partnership Agreement.

(d) Purchase Representation. The Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities Laws. The Purchaser has been advised and understands that neither the Purchased Units, the PIK Units nor the Conversion Units have been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

(e) Rule 144. The Purchaser understands that there is no public trading market for the Series A Preferred Units, that none is expected to develop, that the Purchased Units are characterized as restricted securities under the federal securities Laws and that the Purchased Units, the PIK Units and the Conversion Units must be held indefinitely unless and until the Purchased Units, the PIK Units or the Conversion Units, as applicable, are registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised of and is knowledgeable with respect to the provisions of Rule 144 promulgated under the Securities Act.

(f) Reliance by the Partnership. The Purchaser understands that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Purchased Units and the PIK Units, and the Conversion Units issuable upon conversion thereof.

ARTICLE V.

COVENANTS

Section 5.01 Cooperation; Further Assurances. Each of the Parties shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, each of the Parties shall use its commercially reasonable efforts to assist the other Party in making all filings and obtaining all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other Party, advisable for the consummation of the transactions contemplated by the Transaction Documents. The Partnership shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with the Purchaser to ensure that the Purchased Units, the PIK Units and the Conversion Units are validly and effectively issued to the Purchaser and that the Purchaser’s ownership of the Purchased Units, the PIK Units and the Conversion Units following each Closing is accurately reflected on the appropriate books and records of the Partnership or the Partnership’s transfer agent, as applicable.

Section 5.02 Use of Proceeds. The Partnership shall use the net proceeds from the sale of the Purchased Units (after the payment of all related fees and expenses) to fund the repayment of a portion of the borrowings under the Credit Agreement.

Section 5.03 Listing. The Partnership will use its commercially reasonable efforts to have the listing application with the NYSE related to the Conversion Units approved by the NYSE and maintain such listing.

ARTICLE VI.

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification by the Partnership. The Partnership agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Partnership contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.08, Section 3.10 or Section 3.12 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of each Closing Date (except for any representations and warranties made as of a specific date, which shall be required to be true and correct as of such date only) or (b) the breach of any covenants of the Partnership contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which the Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Partnership shall constitute the date upon which such claim has been made; and provided, further, that the aggregate liability of the Partnership to the Purchaser under this Section 6.01 shall not be greater in amount than the Base Purchase Price plus, if the Option is exercised, the Option Purchase Price. No Purchaser Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are payable to a third party in connection with any Third-Party Claims.

Section 6.02 Indemnification by the Purchaser. The Purchaser agrees to indemnify each of the Partnership Parties and their respective Representatives (collectively, “Partnership Related Parties”) from, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 4.01,

Section 4.02 or Section 4.04 or that in are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of each Closing Date or (b) the breach of any of the covenants of the Purchaser contained herein; provided, however, that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of the representation or warranty; and provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made; and provided, further, that the liability of the Purchaser shall not be greater in amount than the sum of the Base Purchase Price plus, if the Option is exercised, the Option Purchase Price, plus any distributions paid to the Purchaser with respect to the Purchased Units, the PIK Units and the Conversion Units, if and as applicable. No Partnership Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.02; provided, however, that such limitation shall not prevent any Partnership Related Party from recovering under this Section 6.02 for any such damages to the extent that such damages are payable to a third party in connection with any Third-Party Claims.

Section 6.03 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the Indemnifying Party shall not preclude the Indemnified Party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01, Section 6.02 and Section 6.03.

(b) Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, which shall state the nature and basis of such Third-Party Claim to the extent then known; provided, however, that failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within 10 Business Days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

Section 6.04 Tax Matters. All indemnification payments under this Article VI shall be adjustments to the Base Purchase Price plus, if the Option is exercised, the Option Purchase Price, except as otherwise required by applicable Law.

ARTICLE VII.

MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, except that, if the Purchaser incurs customary out-of-pocket expenses paid to third-parties in connection with the transactions contemplated by this Agreement in excess $200,000 (such excess amount, the “Excess Expenses”), the Parties shall negotiate in good faith on an equitable allocation of the Excess Expenses between the Parties.

Section 7.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the Parties shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 7.03 Survival of Provisions. The representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.08, Section 3.10, Section 3.12, Section 4.01, Section 4.02, Section 4.04, Section 4.05(a) and Section 4.05(b) shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following each Closing Date, regardless of any investigation made by or on behalf of the Partnership or the Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive each Closing and remain operative and in full force and effect in accordance with their respective terms until fully performed. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Partnership and the Purchaser thereunder, and this Article VII shall remain operative and in full force and effect as between the Partnership and the Purchaser, unless the Partnership and the Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Partnership and the Purchaser.

Section 7.04 No Waiver: Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document (except in the case of the Partnership Agreement for amendments adopted under Article XIII thereof) shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Partnership from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.05 Binding Effect. This Agreement shall be binding upon the Partnership, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 7.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the notice address for each Party indicated on their respective signature page to this Agreement or to another address as the Partnership or the Purchaser designate in writing from time to time, upon providing such additional address to the Partnership or the Purchaser, as applicable. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 P.M. Tulsa, Oklahoma time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.07 Removal of Legend. In connection with a sale of Purchased Units, PIK Units or Conversion Units by the Purchaser in reliance on Rule 144 promulgated under the Securities Act, the Purchaser shall deliver to the Partnership a representation letter providing to the Partnership any information the Partnership deems necessary to determine that the sale of such Purchased Units, PIK Units or Conversion Units is made in compliance with Rule 144 promulgated under the Securities Act and a certification as to the length of time such units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the notation of a restrictive legend in the Purchaser’s book-entry account maintained by the Partnership’s transfer agent, including the legend referred to in Section 4.05, and the Partnership shall bear all costs associated with the removal of such legend in the Partnership’s books. The Partnership shall cooperate with the Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.

Section 7.08 Entire Agreement. This Agreement, the other Transaction Documents, and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement or the other Transaction Documents with respect to the rights granted by the Partnership or any of its Affiliates or the Purchaser or any of its Affiliates. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 7.09 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws.

Section 7.10 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.11 Exclusive Remedy. The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, are the rights of indemnification under Article VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Parties to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict (i) the rights of any party to bring claims under applicable federal or state securities Laws, (ii) a fraud claim brought by any Party or (iii) the right to seek specific performance.

Section 7.12 No Recourse Against Others.

(a) All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Partnership and the Purchaser. No Person other than the Partnership or the Purchaser, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Partnership and the Purchaser hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b) Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Partnership and the Purchaser hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person in respect of the transactions contemplated hereby, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Partnership and the Purchaser disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 7.13 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Partnership, the Purchaser and, for purposes of Section 7.12 only, any member, partner, stockholder, Affiliate or Representative of the Partnership or the Purchaser, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 7.15 Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of the Partnership, provided, in connection with any such assignment, the Purchaser shall remain liable for such Affiliate’s performance hereunder.

[SIGNATURE PAGES ATTACHED]

THIS SERIES A PREFERRED UNIT PURCHASE AGREEMENT is executed and delivered by the Partnership and the Purchaser as of the Initial Closing Date.

PARTNERSHIP:

CYPRESS ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	Cypress Energy Partners GP, LLC, its general partner

By:	/s/ Peter C. Boylan, III
Peter C. Boylan, III
Chairman and Chief Executive Officer

Notice Address:

Cypress Energy Partners, L.P. 5727 S. Lewis Avenue, Suite 500
Tulsa, Oklahoma 74105
Attention: Peter C. Boylan, III

With a copy to:

Richard Carson, Senior Vice President and General Counsel, at the same address

SIGNATURE PAGE

SERIES A PREFERRED UNIT PURCHASE AGREEMENT

THIS SERIES A PREFERRED UNIT PURCHASE AGREEMENT is executed and delivered by the Partnership and the Purchaser as of the Initial Closing Date.

PURCHASER:

STEPHENSON EQUITY, CO. NO. 3, a Texas general partnership

By:	Adams Asset Advisors, LLC
its Managing Partner

By:	/s/ Steve Adams
Steve Adams, Manager

/s/ Charles C. Stephenson, Jr.
Charles C. Stephenson, Jr., Partner

Notice Address:

Mr. Charles C. Stephenson, Jr. 5727 S. Lewis Avenue, Suite 320
Tulsa, Oklahoma 74105

With a copy to:

GableGotwals 1100 ONEOK Plaza 100 West Fifth Street
Tulsa, Oklahoma 74104
Attn: Stephen W. Lake

SIGNATURE PAGE

SERIES A PREFERRED UNIT PURCHASE AGREEMENT